SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                      [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement             [ ] Confidential, for Use of the
[ ]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                U.S. ELECTRICAR, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                              U.S. ELECTRICAR, INC.
                    Notice of Annual Meeting of Shareholders
                             To Be Held June 1, 2000


To the Shareholders of U.S. ELECTRICAR, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of U.S. Electricar, Inc., a California corporation (the "Company"), will be held at 19850 South Magellan Drive, Torrance, California 90502, on Thursday, June 1, 2000, at 10:00 a.m., local time, for the following purposes:

                  1. AUTHORIZATION FOR THE BOARD OF DIRECTORS TO EFFECT ANY ONE OF FOUR REVERSE STOCK SPLITS IN A RATIO OF FROM ONE-FOR-FIVE TO UP TO ONE-FOR-TWENTY. To authorize the Board of Directors to effect, any time until the next Annual Meeting of Shareholders, any one of four reverse stock splits of the Company's Common Stock in a ratio of from one-for-five to up to one-for-twenty;

                  2. AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "ENOVA SYSTEMS, INC." To approve an amendment to the Articles of Incorporation to change the name of the Company to Enova Systems, Inc.

                  3. ELECTION OF DIRECTORS. To elect six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

                  4.   SELECTION  OF   INDEPENDENT   AUDITORS.   To  ratify  the
appointment of Moss Adams LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000; and

                  5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on May 1, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         After careful consideration, the Company's Board of Directors has approved the proposals and recommends that you vote in favor of each such proposal.

                                              By Order of the Board of Directors


                                              Carl D. Perry
                                              Chief Executive Officer

Torrance, California
May 12, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE AUTOMATICALLY REVOKED AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

                                 Mailed to Shareholders on or about May 10, 2000


                              U.S. ELECTRICAR, INC.
                           19850 South Magellan Drive
                           Torrance, California 90502

                        ---------------------------------

                                 PROXY STATEMENT

                       ----------------------------------

                     For the Annual Meeting of Shareholders
                           To Be Held on June 1, 2000

         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of U.S. Electricar, Inc., a California corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders to be held on Thursday, June 1, 2000 at 10:00 a.m., local time, at the Company's executive offices located at 19850 South Magellan Drive, Torrance, California 90502, and at any adjournment thereof.

         This Proxy Statement and the accompanying form of Proxy are to be mailed to the shareholders entitled to vote at the Annual Meeting on or about
May 10, 2000. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in the Proxy Statement. All shareholders of record at the close of business on May 1, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

Proxies

         If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Board. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock, Series A Convertible Preferred Stock ("Series A Preferred Stock") and Series B Convertible Preferred Stock ("Series B Preferred Stock"), as the case may be, represented by such proxy card will be voted "FOR" Proposals 1, 2, 3, and 4, and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

Revocability of Proxy

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company at its executive offices, 19850 South Magellan Drive Torrance, California 90502 (to the attention of Carl D. Perry, the Company's President), a written notice of revocation or a duly executed proxy bearing a later date; or
(ii) attending the Annual Meeting and voting in person.

Solicitation

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Record Date and Voting

         The close of business on May 1, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had ______ shares of Common Stock, ______ shares of Series A Preferred Stock, and _____ shares of Series B Preferred Stock, for an aggregate of ______ shares, outstanding and entitled to vote at the Annual Meeting.

         The presence at the Annual Meeting of a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock of the Company in the aggregate on an as converted basis, or approximately ______ of these shares on an as converted basis either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         Each outstanding share of Common Stock and Series A Preferred Stock on the Record Date is entitled to one (1) vote, and each outstanding share of Series B Preferred Stock on the Record Date is entitled to two and two-thirds (2 2/3) votes on all matters voted on at the Annual Meeting, except that (i) the holders of the Series B Preferred Stock are voting as a separate class to fill one of two vacancies allotted to the Series B Preferred Stock by voting for one
(1) director, (ii) the holders of the Common Stock and Series A Preferred Stock are voting together as a single class for the election of five (5) directors, and (iii) cumulative voting may be used in the election of directors to be elected by the Common Stock and the Series A Preferred Stock. Since only one director has been nominated that will be voted upon by the holders of the Series B Preferred Stock, the Company does not believe cumulative voting will be applicable for the election of this director. Under cumulative voting, each holder of Common Stock and Series A Preferred Stock may cast for a single candidate, or distribute among the candidates as such holder chooses, a number of votes equal to the number of candidates (five (5) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination, except to the extent that if a shareholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure the election of the nominees listed below as directors of the Company.

         The Common Stock, Series A Preferred Stock, and Series B Preferred Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting, other than: (i) Proposal No. 1, the authorization for the Board to effect a one-for-twenty, one-for-fifteen, one-for-ten or one-for-five reverse stock split, for which the affirmative vote of a majority of the outstanding Common Stock, voting as a separate class, will be required in addition to the affirmative vote of a majority of the outstanding Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class; and (iii) Proposal No. 3, the election of directors, for which the Series B Preferred Stock, voting as a separate class, shall vote to elect one
(1) of the six (6) directors, and for which the outstanding Common Stock and Series A Preferred Stock, voting together as a single class, shall vote to elect five (5) directors.

         An affirmative vote of a majority of the issued and outstanding shares of Common Stock (not just shares present and voting at the meeting), and an affirmative vote of a majority of the issued and outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock in the aggregate (not just shares present and voting at the meeting) is required for approval of Proposal 1. An affirmative vote of a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, present and voting at the meeting, either in person or by proxy, is required for approval of Proposals 2, 3, 4 and 5.

         An automated system administered by the Company's Common Stock transfer agent will tabulate votes of the holders of Common Stock cast by proxy, and the Company's Series A and Series B Preferred Stock transfer agent will tabulate votes of the holders of Series A and Series B Preferred Stock cast by proxy. An employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal, except broker non-votes will have the effect of a negative vote for Proposal 1, since such proposal requires for approval an affirmative vote of a majority of the outstanding shares of the Company's Common Stock (not just shares present and voting at the meeting), and an affirmative vote of a majority of the Common Stock, Series A Preferred Stock, and Series B Preferred Stock (not just shares present and voting at the meeting).

         The Annual Report of the Company for the five-month stub period ended December 31, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

         Please  mark,   date,  sign  and  return  the  enclosed  Proxy  in  the
accompanying postage-prepaid, return envelope as soon as possible so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                 PROPOSAL NO. 1
                         AUTHORIZATION FOR THE BOARD TO
                        EFFECT ANY ONE OF FOUR DIFFERENT
                              REVERSE STOCK SPLITS

General

         The Company's shareholders are being asked to act upon a proposal to authorize the Board to effect any one of four different reverse stock splits (one-for-twenty, one-for-fifteen, one-for-ten, and one-for-five) (the "Reverse Stock Splits"), at any time prior to the next Annual Meeting of Shareholders, depending upon a determination by the Board of which of these Reverse Stock Splits is in the best interests of the Company and the shareholders. The Board will select, in its discretion, one of the Reverse Stock Splits based on its determination of which of them will allow adequate additional shares of Common Stock to be issued for potential future financing, and which results in the greatest marketability and liquidity of the Common Stock. The remaining alternative Reverse Stock Splits will be abandoned by the Board without further shareholder action. At the last annual meeting, held on July 29, 1999, a reverse stock split of one-for-twenty was approved by the shareholders. However, the Company did not implement that reverse stock split.

         The Board has approved each of the Reverse Stock Splits. The Board has directed that each of the Reverse Stock Splits be submitted to the Company's shareholders for consideration and action. If approved by shareholders, one of the Reverse Stock Splits will be effected, as described below, even if none of the Proposals set forth in this Proxy Statement are adopted.

         Shareholders may approve or reject the Reverse Stock Splits in whole but not in part. Except as may result from the rounding of fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following a Reverse Stock Split as each shareholder did immediately prior to the reverse stock split. If approved by the shareholders of the Company, a Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board on or prior to the Company's next Annual Meeting of Shareholders. If none of the Reverse Stock Splits is effected by such date, the Board will again seek shareholder approval.

           One of the four Reverse Stock Splits will be effected by an amendment of the Company's Articles of Incorporation. The complete text of the form of an amendment to the Articles of Incorporation (the "Amendment to the Articles") for the Reverse Stock Splits are set forth in Exhibit A to this Proxy Statement; however, such text is subject to amendment to include such changes as may be required by the California Secretary of State. If the Reverse Stock Splits are approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Articles with the California Secretary of State on the Effective Date, a Reverse Stock Split will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into one of the four reverse stock split alternative fractions (1/20th, 1/15th. 1/10th, 1/5th ) of a share of the Company's Common Stock (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Splits. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will receive cash in lieu of such fractional share of New Common Stock in an amount equal to the product obtained by multiplying

(a) the average of the high-bid and low-asked per share prices of the Common Stock as reported on the Nasdaq electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Stock Splits) by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. The Company expects that, if this Proposal No. 1 is approved by the shareholders at the Annual Meeting, the Board will promptly select a Reverse Stock Split and the Company will promptly file the applicable Amendment to the Articles. The Board may elect not to file the Amendment to the Articles, notwithstanding shareholder approval of this Proposal No. 1, if the Board determines that filing the Amendment to the Articles would not be in the best interests of the Company, although the Company does not anticipate such an occurrence.

         Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders (and cash in lieu of any fractional share interest); however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock (and cash in lieu of such fractional share, as described above) that such shareholder is entitled to receive as a consequence of the Reverse Stock Split. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

Purposes of the Reverse Stock Split

         The Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date. Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board cannot predict what effect any one of the four Reverse Stock Splits will have on the market price of the Common Stock.

Effects of the Reverse Stock Split

         Subject to shareholder approval, one of the four Reverse Stock Splits will be effected by filing the Amendment to the Company's Articles of Incorporation and will be effective immediately upon such filing. Although the Company expects to file the Amendment to the Articles with the California Secretary of State's office promptly following approval of this Proposal No. 1 at the Annual Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. The Company reserves the right to forego or postpone filing the Amendment of the Articles if such action is determined to be in the best interests of the Company and its shareholders.

         Without any further action on the part of the Company or the shareholders, after the filing of the Amendment to the Company's Articles effecting one of the four the Reverse Stock Splits, the shares of Old Common Stock will be converted into and reconstituted as the appropriate number of shares of New Common Stock (and, where applicable, cash in lieu of such fractional share, as described above). As a result of paying cash in lieu of fractional shares resulting from a Reverse Stock Split, the Company estimates that the entire interest of approximately 15 shareholders (those holding fewer than 5 shares of Common Stock) will be eliminated pursuant to such Reverse Stock Split. Because such transaction would be mandatory, such shareholders holding fewer than 5 shares who wish to retain their existing equity interest in the Company would be adversely affected. The Company expects that approximately 1,275 shares of currently outstanding shares of Common Stock would result in fractional share interests for which cash would be paid in the Reverse Stock Split. Shares of Common Stock no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

         After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those outstanding after the Reverse Stock Split is effected. The Reverse Stock Split will, however, result in certain adjustments to the voting rights and conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock. Specifically, pursuant to the terms of the Company's Articles of Incorporation, the Reverse Stock Split will result in an adjustment to the voting rights of the Series A Preferred Stock and the Series B Preferred Stock so that once the Reverse Stock Split is effected, the relative voting power of such shares to the voting power of the Common Stock and to the voting power of the other series of outstanding Preferred Stock will be in the same proportion as existed immediately prior to the Reverse Stock Split. For example, this adjustment would result in a reduction in the voting power of each share of the Series A Preferred Stock from one vote per share to the applicable fraction (1/20th, 1/15th, 1/10th or 1/5th) of a vote per share and a reduction in the voting power of the Series B Preferred Stock from 2-2/3 votes per share to either 2/15th, 8/45th, 4/15th or 8/15ths of a vote per share. Thus, the proportionate voting power of the holders of the stock of the Company would not be affected. The Reverse Stock Split will also result in adjustments being made to the conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock so that such shares will be convertible into such number of shares of Common Stock that a holder of such Preferred Stock would have been entitled to receive if such Preferred Stock were to have been converted into Common Stock immediately prior to the Reverse Stock Split. For example, under such adjustments, after the Reverse Stock Split is made effective, each share of the Series A Preferred Stock will be convertible into either 1/20th, 1/15th, 1/10th or 1/5th of a share of Common Stock, as compared to one share of Common Stock prior to the Reverse Stock Splits, and each share of the Series B Preferred Stock will be convertible into either 2/15th, 8/45th, 4/15th or 8/15ths, of a share of Common Stock, as compared to 2-2/3 shares of Common Stock prior to the Reverse Stock Splits. Similar adjustments will also be made to the conversion ratios and exercise provisions of the Company's various other outstanding convertible or exercisable securities.

         Shareholders have no right under California law to dissent from a Reverse Stock Split of the Common Stock.

         Consummation of one of the Reverse Stock Splits will not alter the number of authorized shares of Common Stock which will remain at 500,000,000 shares. As discussed above, proportionate voting rights and other rights of the holders of Common Stock and Preferred Stock will not be altered by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares, as described above, and other than the change in the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are convertible).

         Shareholders should note that certain disadvantages may result from the adoption of this Proposal No. 1. In the event this Proposal No. 1 is approved by the shareholders and one of the four Reverse Stock Splits is effected by the Board, the number of outstanding shares of Common Stock would be decreased as a result of a Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

         As of March 31, 2000, the number of issued and outstanding shares of Old Common Stock was 232,627,663. The following table illustrates the effects of each of the Reverse Stock Splits upon the number of shares of Old Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Old Common Stock are issued by the Company after the Record Date).

                                     Common Stock            Authorized and
  Reverse Stock Split Ratio         Outstanding(1)      Unissued Common Stock(2)
  -------------------------         --------------      ------------------------
          1 for 20                    11,631,383              488,368,617
          1 for 15                    15,508,511              484,491,489
          1 for 10                    23,262,766              476,737,234
           1 for 5                    46,525,533              453,474,467



(1) The figures in this table are calculated based on March 31, 2000 issued and outstanding shares of Old Common Stock as reported in the Company's Form 10Q for the three months ended March 31, 2000, as filed with the Securities and Exchange Commission on or about May 15, 2000. These figures do not take into account any reduction in the number of outstanding shares of Common Stock resulting from the procedures for cashing out fractional shares. In addition, the number of Common Stock shares outstanding does not include shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible debt but does include the conversion of the Series A and Series B Preferred Stock.

(2) These figures are based on a pre-Reverse Stock Split number of 500,000,000 authorized shares as of March 31, 2000.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the

Exchange Act. After the Effective Date, trades of the New Common Stock will continue to be reported on the Nasdaq electronic "Bulletin Board" under the Company's symbol "ECAR."

Federal Income Tax Consequences of the Reverse Stock Split

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock, excluding any basis attributable to shares of Old Common Stock which the shareholder surrenders for cash in lieu of a fractional share of New Common Stock.

2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

4. To the extent a shareholder receives cash from the Company in lieu of a fractional share of New Common Stock, the shareholder will be treated for tax purposes as though he sold the fractional share to the Company. Such a shareholder will recognize a gain equal to the excess of (i) his cash distribution over (ii) his tax basis in the fractional share deemed sold. The gain will be long-term capital gain if the shareholder's shares are capital assets in his hands and if he had held his shares for more than one year before the Reverse Stock Split. If the shareholder's tax basis in the fractional share deemed sold exceeds his cash distribution, the shareholder will recognize a loss.

Vote Required for Shareholder Approval

         The approval of the Reverse Stock Splits requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (with both the Common Stock and the Series A Preferred Stock having one vote per share and the Series B Preferred Stock having 2-2/3 votes per share).

         THE BOARD RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD
                     TO AMEND THE ARTICLES OF INCORPORATION
   PURSUANT TO THE RESOLUTIONS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT
                 TO EFFECT ONE OF THE FOUR REVERSE STOCK SPLITS

                                 PROPOSAL NO. 2
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         The Company's shareholders are being asked to act upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "Enova Systems, Inc.," to file and complete the necessary paperwork to effectuate the name change with the California Secretary of State and all other pertinent agencies. The name change will be effected by means of filing an amendment to the Articles of Incorporation with the California Secretary of State. Assuming approval of the name change by the requisite vote of the shareholders at the Annual Meeting, the amendment to the Articles of Incorporation will be filed with the California Secretary of State as promptly as practicable and the name change will become effective on the date of such filing.

     THE BOARD RECOMMENDS A VOTE FOR AUTHORIZATION OF THE BOARD OF DIRECTORS TO CHANGE THE NAME FOR THE COMPANY TO "ENOVA SYSTEMS, INC." AND FILE AN
      AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE
                         COMPANY TO ENOVA SYSTEMS, INC.

                                 PROPOSAL NO. 3
                              ELECTION OF DIRECTORS

         A board of six (6) Directors will be elected at the Annual Meeting, each of whom will serve until the next annual meeting of shareholders or until a successor is elected or appointed and qualified or until the Director's earlier resignation or removal. The Company's Articles of Incorporation provide that the holders of the Series B Preferred Stock are entitled, voting as a separate class, to elect two members of the Board. The holders of the Common Stock and Series A Preferred Stock, voting together as a single class, are entitled to elect the balance of the authorized members of the Board. One (1) nominee has been nominated for election by the holders of the Series B Preferred Stock and five (5) nominees will be elected by the holders of the Common Stock and Series A Preferred Stock.

         The Series B Preferred Stock proxy holders will vote, as a separate class, the proxies received by them to elect the Series B nominee named below to the Board of Directors. The Common Stock and Series A Preferred Stock proxy holders will vote, as a single class, the proxies received by them to elect the five (5) nominees named below to the Board of Directors. If a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a Director. If shareholders nominate persons other than the Company's nominees for election as Directors, the Common Stock, Series A Preferred Stock, and Series B Preferred Stock proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a Director will continue until the next annual meeting of shareholders or until the Director's successor has been elected or appointed or until the Director's earlier resignation or removal.

         Currently, the Company's Bylaws were amended at the last annual shareholders' meeting to authorize the number of Directors to be not less than four (4) nor more than seven (7), with the exact number in this range as established from time to time by the Board of Directors. The number of Directors on the Board is currently fixed at seven (7). Following the Annual Meeting, one Board seat allocated to the Company's Series B Preferred Stock shareholders established pursuant to the Company's Articles of Incorporation will be vacant.

         Certain information about the nominees for the Board of Directors is furnished below.

Common Stock and Series A Preferred Stock Nominees:

         Malcolm R. Currie, Ph.D, Director. Dr. Currie was re-elected to the Board of Directors in July 1999. Dr. Currie had served as a Director of the Company from March 1995 through May 1997. Since 1994, he has served as Chairman of Electric Bicycle Co., a developer of electric bicycles. From 1986 until July 1992, Dr. Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Co. (now Hughes Electronics), and from 1985 until 1988, he was the Chief Executive Officer of Delco Electronics. His career in electronics and management has included research with many patents and papers in microwave and millimeter wave electronics, laser, space systems, and related fields. He has led major programs in radar, commercial satellites, communication systems, and defense electronics. He served as Undersecretary of Defense for Research and Engineering, the Defense Science Board, and currently serves on the Boards of Directors of UNOCAL, Investment Company of America, and LSI Logic, all of which are publicly traded companies. He is President of the American Institute of Aeronautics and Astronautics, and is Chairman of the Board of Trustees of the University of Southern California.

         John J. Micek III, Director. Mr. Micek was elected a Director of the Company in April 1999. Mr. Micek served as the Company's Vice President, General Counsel and Secretary from March 1994 to March 1997. From 1997 to 1999, Mr. Micek served as Chief Financial Officer of Protozoa, Inc., a private animation and software production company. From 1997 to the present, Mr. Micek has served as President of Universal Assurors, Inc. Prior to joining the Company, Mr. Micek practiced law since January 1989. From 1987 to March 1994, Mr. Micek held several positions with Armanino Foods of Distinction, Inc., a publicly traded specialty foods company, including serving as its General Counsel and Chief Financial Officer from February 1987 to December 1988 and Vice President from January 1989 to March 1994, and a Director of Armanino Foods from 1988 to 1989. Mr. Micek served as the President and Director of Catalina Capitol, Inc., a publicly traded company, from 1990 until its merger into Instant Video Technologies, Inc. ("IVT"), an interactive multi-media network technology company, in 1992. Mr. Micek continues to serve as a Director of IVT.

         Carl D. Perry, Chief Executive Officer, President and Director. Mr. Perry served as a Director and as an Executive Vice President of the Company from July 1993 until November 1997. In November 1997, Mr. Perry was elected as Chairman of the Board and Chief Executive Officer of the Company, and was elected President in June 1999. In July 1999, Mr. Perry resigned his position as Chairman of the Board to allow Mr. Anthony Rawlinson to become Chairman. Mr. Perry continues as Chief Executive Officer and President and as a Director. Prior to joining the Company, he was an international aerospace and financial consultant from 1989 to 1993. Mr. Perry served as Executive Vice President of Canadair Ltd., Canada's largest aerospace corporation, from 1984 to 1989, where he conducted strategic planning, worldwide marketing, and international joint ventures. From 1979 to 1983, Mr. Perry served as Executive Vice President of the Howard Hughes Helicopter Company, now known as Boeing Helicopter Company, where he was responsible for general management, worldwide business development, and international operations.

         Anthony Rawlinson, Chairman of the Board. Mr. Rawlinson was appointed Chairman of the Board in July 1999. Since 1996, Mr. Rawlinson has been Managing Director of the Global Value Investment Portfolio Management Pte. Ltd., a Singapore based International Fund Management Company managing discretionary equity portfolios for institutions, pension funds and clients globally. Mr. Rawlinson has more than twenty years experience in international fund management. Mr. Rawlinson is a specialist in analysis and investment in high technology companies. From 1996 to 1999, Mr. Rawlinson was Chairman of IXLA Ltd., an Australian public company in the field of PC photography software and its wholly-owned subsidiary, photohighway.com. Mr. Rawlinson is currently Chairman of Matrix Oil NL, an Australian publicly listed company. Mr. Rawlinson is also a director of Cardsoft, Inc., a high technology software company with secure java based solutions for mobile phones and handheld devices.

         Edwin O. Riddell, Director. Mr. Riddell has served as a Director of the Company since June 1995. From March 1999 to the present, Mr. Riddell has been President of CR Transportation Services, a consultant to the electric vehicle industry. From January 1991 to March 1999, Mr. Riddell has served as Manager of the Transportation Business Unit in the Customer Systems Group at the Electric Power Research Institute in Palo Alto, California, and from 1985 until November 1990, he served with the Transportation Group, Inc. as Vice President, Engineering, working on electric public transportation systems. From 1979 to 1985, he was Vice President and General Manager of Lift U, Inc., the leading manufacturer of handicapped wheelchair lifts for the transit industry. Mr. Riddell has also worked with Ford, Chrysler, and General Motors in the area of auto design (styling), and has worked as a member of senior management for a number of public transit vehicle manufacturers. Mr. Riddell has been a member of the American Public Transit Association's ("APTA") Association Member Board of Governors for over 15 years. He has also served on APTA's Board of Directors.

         Series B Preferred Stock Nominee:

         Donald H. Dreyer, Director. Mr. Dreyer was elected a Director of the Company in January 1997. Mr. Dreyer is President and CEO of Dreyer & Company, Inc., a consultancy in credit, accounts receivable and insolvency services, which was established in 1990. Mr. Dreyer has served as Chairman of the Board of Credit Managers Association of California during the 1994 to 1995 term and continues to serve as a member of the Advisory Committee of that organization. Mr. Dreyer is currently the co-Chair of the Creditors Committees' Subcommittee of the American Bankruptcy Institute and is a member of the Western Advisory Committee of Dun & Bradstreet, Inc.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

Directors, Nominees and Executive Officers

         The following table sets forth certain information with respect to the Directors, Nominees and Executive Officers of the Company:

         Directors, Nominees and Executive Officers

Name                           Age     Position

Carl D. Perry                   67    President, Chief Executive Officer, Acting
                                      Chief Financial Officer and Secretary
Edwin O. Riddell (2)            57    Director
Donald H. Dreyer (1)            63    Director
John J. Micek III (1)           48    Director
Anthony Rawlinson               45    Chairman of the Board
Malcolm R. Currie, Ph.D. (2)    71    Director

-----------------------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee


Relationships Among Directors or Executive Officers

         There are no family relationships among any of the Directors or Executive Officers of the Company.

Meetings and Committees of the Board of Directors

         During the twelve months ended December 31, 1999, the Board of Directors met four times. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has two committees: the Compensation Committee and the Audit Committee.

         The Compensation Committee held two meetings in the year ended December 31, 1999. The Compensation Committee currently consists of Mr. Edwin Riddell and Dr. Malcolm Currie. Its functions are to establish and apply the Company's compensation policies with respect to the Company's Executive Officers, and to administer the Company's stock option plans.

         The Audit Committee held one meeting in 1999. The Audit Committee currently consists of Messrs. Donald Dreyer and John Micek. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

Compensation of Directors

         Directors who are employees of the Company do not receive any compensation for their services as Directors. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. One Director, Donald H. Dreyer, was paid a consulting fee for attendance at Company Board meetings prior to September 1, 1999. In 1999, the total amount paid to Mr. Dreyer was approximately $4,000 for Board meetings and other consulting activities.

         In September 1999, the Company's Board of Directors unanimously approved a compensation package for outside directors consisting of the following. For each meeting attended in person, each outside director shall receive $1,000 in cash and $2,000 of stock valued on the date of the meeting at the average of the closing ask and bid prices; for each telephonic Board meeting, each outside director shall receive $250 in cash and $250 of stock valued on the date of the meeting at the average of the closing ask and bid prices; for each meeting of a Board committee attended in person , the committee chairman shall receive $500 in cash and $500 of stock valued on the date of the meeting at the average of the closing ask and bid prices. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

         In lieu of this new compensation package, the Directors Stock Option Plan has been suspended and all options granted under that plan have been forfeited and cancelled. As of December 31, 1999, 25,000 options had been granted and forfeited.

         As of March 27, 2000, 509,000 shares had been issued under this directors' compensation plan.

Certain Relationships and Related Transactions

         The following are certain transactions entered into between the Company and its officers, directors and principal shareholders and their affiliates since August 1, 1998.

Jagen Pty, Ltd. And Anthony Rawlinson

         On June 14, 1999, the Company, Jagen Pty, Ltd. ("Jagen"), and Anthony Rawlinson entered into a Securities Purchase Agreement dated as of June 1, 1999, pursuant to which Jagen purchased 70,000,000 shares of the Company's Common Stock at a purchase price of $0.03 per share, for an aggregate purchase price of $2.1 million in cash. In addition, pursuant to the terms of the Securities Purchase Agreement, Jagen loaned the Company the principal amount of $400,000 in exchange for a secured promissory note convertible into 13,333,334 shares of Common Stock, at a conversion price of $0.03 per share, and a warrant to purchase 41,666,666 shares of Common Stock, at an exercise price of $0.06 per share. The Jagen promissory note bore an interest at the rate of six percent (6%) per annum and was due and payable on August 31, 1999. This note was converted into common stock on July 29, 1999. In addition, pursuant to the Securities Purchase Agreement, Mr. Rawlinson committed to loan to the Company, on July 31, 1999, the principal amount of $500,000 in exchange for a secured promissory note convertible into 16,666,666 shares of Common Stock, at a conversion price of $0.03 per share, and a warrant to purchase 8,333,334 shares of Common Stock, at an exercise price of $0.06 per share. Mr. Rawlinson's promissory note bore an interest at the rate of six percent (6%) per annum and will be due and payable on August 31, 1999. Mr. Rawlinson simultaneously lent the $400,000 and converted that amount into shares of common stock at the stated price per share on July 31, 1999. In connection with the Securities Purchase Agreement, the Company, Jagen, Mr. Rawlinson and Carl Perry, the Company's Chief Executive Officer and President and the holder of more than 10% of its Common

Stock, entered into a Shareholders' Agreement dated as of June 1, 1999, pursuant to which Jagen and Mr. Perry agreed to vote all shares of the Company's Common Stock held by them in favor of one director to be designated by Jagen and Mr. Rawlinson, and such other directors as are designated by a majority of the Board of Directors of the Company, as it is constituted from time to time. Mr. Perry also agreed to vote his shares in favor of Mr. Rawlinson as Chairman of the Board of Directors. Prior to consummation of the transaction, neither Jagen nor Mr. Rawlinson beneficially owned any of the Company's capital stock or was affiliated with the Company. As a result of the transaction, Jagen beneficially owns more than 10% of the Company's Common Stock and Mr. Rawlinson, who is a Chairman of the Board of Directors, is the holder of rights to acquire more than 10% of the Company's Common Stock.

Carl D. Perry and Itochu

               As of March 1999,  there was  $3,000,000 of debt  outstanding  to
Itochu, a former principle shareholder of the Company, pursuant to a Supplemental Loan Agreement. The debt was convertible at the election of Itochu at any time, or automatically upon the occurrence of certain events, into shares of Common Stock at a conversion rate of $0.30 per share. The debt was secured by all of the assets of the Company. Additionally, Itochu issued $1,300,000 of convertible secured notes to the Company under a Supplemental loan Agreement with a maturity date of December 1997. To date, no agreement has been reached on extending the maturity date of this debt.

                In March 1999, Itochu Corporation sold all of the aforementioned debt plus accrued interest outstanding ($5,693,400) to Carl D. Perry, the Company's Chief Executive Officer and President, for $50,000. Itochu also sold all of the shares of common stock it held to Mr. Perry for $1.00. Mr. Perry forgave $2,693,400 of accrued interest and principal on July 30, 1999 and an additional $1,817,000 in accrued interest and principal during the five months ended December 31, 1999. As of December 31, 1999, there is $1,300,000 in principal owed by the Company to Mr. Perry under this loan.

         In September 1999, the Company entered in to a call option agreement with Carl D. Perry to re-purchase 23,970,000 shares of common stock for $100,000. The terms of this agreement require the Company to exercise this call option between March 25, 2000 and March 30, 2000. This call option was exercised by the Company on March 30, 2000. In addition, Mr. Perry was also granted the right to sell these shares to the Company for $50,000.

Fontal International, Ltd. ("Fontal")

         In January 1998, the Company borrowed $200,000 from Fontal, a creditor and principal shareholder of the Company, under a short term, non-interest bearing promissory note, and this amount was outstanding at the end of fiscal 1999. Additionally, there is an outstanding balance of $800,000 on unsecured convertible bonds held by Fontal at the end of fiscal 1999. Both these notes and accrued interest thereon were converted to common stock as of December 31, 1999 for a total of 4,246,000 shares at $0.30 per share.

         The Company believes that the transactions described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The above referenced transactions were approved by a majority of the disinterested members of the Board of Directors. All future transactions between the Company and its officers directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including, where appropriate, a majority of the disinterested, nonemployee directors on the Board of Directors, and, where appropriate, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial  ownership of the Company's  Common Stock as of March
31, 2000, by (i) each shareholder  known to the Company to own beneficially more than 5% of the  Company's  Common Stock;  (ii) each of the Company's  Directors;
(iii) the  Chief  Executive  Officer  and all other  Executive  Officers  of the
Company;  and (iv) all  Executive  Officers  and  Directors  of the Company as a
group.  Except as  indicated  in the  footnotes  to this  table and  subject  to applicable  community  property laws,  the persons named in the table,  based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
----------------------------------------------------------------------------------------------------------------------------

     5% Shareholders, Directors,                    Common Shares            Percentage of Common Shares       Voting
 Officers and Directors and Officers             Beneficially Owned (1)         Beneficially Owned (2)      Percentage (3)
             as a Group
----------------------------------------------------------------------------------------------------------------------------
Jagen, Pty., Ltd.                                   125,000,000(4)                       38.12%                34.73%
9 Oxford Street, South Yorra 3141
Melbourne, Victoria Australia
----------------------------------------------------------------------------------------------------------------------------

Citibank N.A.                                        39,532,454                          12.06%                16.48%
111 Wall Street, 8th Floor
New York, NY  10043
----------------------------------------------------------------------------------------------------------------------------

Anthony Rawlinson                                    25,022,149(5)                        7.63%                 6.96%
c/o U.S. Electricar, Inc.
19850 South Magellan Drive
Torrance, CA 90502
----------------------------------------------------------------------------------------------------------------------------

Carl D. Perry                                        11,200,500(6)                        3.42%                 4.17%
c/o U.S. Electricar, Inc.
19850 South Magellan Drive
Torrance, CA 90502
----------------------------------------------------------------------------------------------------------------------------

John J. Micek, III                                      631,994(7)                          *                     *
----------------------------------------------------------------------------------------------------------------------------

Edwin O. Riddell                                        252,939                             *                     *
----------------------------------------------------------------------------------------------------------------------------

Dr. Malcolm Currie                                      157,587                             *                     *
----------------------------------------------------------------------------------------------------------------------------

Donald H. Dreyer                                         20,182                             *                     *
----------------------------------------------------------------------------------------------------------------------------

All Directors and executive officers as              37,285,351(8)                       11.37%                11.68%
a group (6 persons)
----------------------------------------------------------------------------------------------------------------------------

*        Indicates less than 1%


                                       16


(1) Number of Common Stock shares includes Series A Preferred Stock, Series B Preferred Stock and Common Stock shares issuable pursuant to stock options, warrants and other securities convertible into Common Stock beneficially held by the person or class in question which may be exercised or converted within 60 days after February 29, 2000.

(2) The percentages are based on the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by the shareholder divided by the sum of: (i) the total Common Stock outstanding, (ii) the Series A Preferred Stock owned by such shareholder; (iii) the Series B Preferred Stock owned by such shareholder; and (iv) Common Stock issuable pursuant to warrants, options and other convertible securities exercisable or convertible by such shareholder within sixty (60) days after February 29, 2000.

(3) The percentages are based on the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by the shareholder divided by the sum of: (i) the total Common Stock outstanding, (ii) the total Series A Preferred Stock outstanding; (iii) the total Series B Preferred Stock outstanding; and (iv) Common Stock issuable pursuant to warrants, options and other convertible securities exercisable or convertible by such shareholder within sixty (60) days after February 29, 2000. This percentage calculation has been included to show more accurately the actual voting power of each of the shareholders, since the calculation takes into account the fact that the outstanding Series A Preferred Stock and Series B Preferred Stock are entitled to vote together with the Common Stock as a single class on certain matters to be voted upon by the shareholders.

(4) Includes 41,666,667 shares issuable pursuant to warrants redeemable at $0.06 per share. Said warrants expire in July, 2001.

(5) Includes 8,333,333 shares issuable pursuant to warrants redeemable at $0.06 per share. Said warrants expire in July, 2001.

(6) Includes 1,200,000 shares of Common Stock issuable pursuant to stock options issued under a employee stock option plan exercisable at a price of $0.10 per share. The option exercise price, for Mr. Perry's and other employees under the 1996 Stock Option Plan, was reset to $0.10 per share from $0.30 per share on August 19, 1998 at the direction of the Board of Directors.

(7) Includes 565,000 shares of Common Stock issuable pursuant to stock options exercisable at a price of $0.10 per share. The option exercise price was reset to $0.10 per share from $0.30 per share on June 10, 1999 at the direction of the Board of Directors.

(8) Includes 1,765,000 shares of Common Stock issuable pursuant to stock options exercisable at prices ranging from $0.10 to $0.60 per share, and 8,333,333 shares issuable pursuant to warrants redeemable at $0.06 per share. Said warrants expire in July, 2001.

                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Moss Adams LLP has served as the Company's independent auditors since 1996, and has been appointed by the Board to continue as the Company's independent auditors for the Company's year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

         A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
       OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FORTHE YEARS ENDING DECEMBER 31, 2000.

         EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following  table sets forth all  compensation  earned by the Company's Chief
Executive  Officer  and each of the  other  most  highly  compensated  executive officers of the Company whose annual salary and bonus exceeded  $100,000 for the years ended July 31, 1999,  1998, and 1997  (collectively,  the "Named Executive
Officers"). Mr. Carl D. Perry is the sole executive officer of the Company whose salary currently exceeds $100,000.
                                                           Summary Compensation Table
Name and Principal Position                                    Annual Compensation
---------------------------               --------------------------------------------------------------
                                                                           Long-Term Compensation Awards
                                                                           -----------------------------
                                                                                     Securities
                                                                                     Underlying
                                                      Salary      Bonus              Options/SARs
                                          Year          ($)        ($)                  (#)
                                          ----        ------      -----                 ---
Carl D. Perry (1)                         1999        75,000       --                   --
Chief Executive Officer                   1998        55,770       --                   --
  And President                           1997        50,000       --                   --

(1) Mr. Perry was elected as Chief Executive Officer in November 1997. Mr. Perry's current salary is $110,000 per year.

                            Option Grants/SAR Grants

         The following table sets forth certain information with respect to stock options granted during 1999 to the Named Executive Officer. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the average of the high-bid and low-ask prices of the Common Stock on December 31, 1999. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

         No grants of stock options or stock appreciation rights ("SARs") were made during the five month period ended December 31, 1999 to the Named Executive Officer or any other Executive Officer.


                                            Aggregated Option/SAR Exercises in 1999
                                            and Option Values at December 31, 1999
                                                       Number of Securities
                                 Aggregate            Underlying Unexercised       Value of Unexercised
                                Option/SAR               Options/SARs at          In-the-Money Options at
                             Exercises in 1999         December 31, 1999              December 31, 1999(1)
                             -----------------         -------------------        ---------------------
                           Shares         Value
                         Acquired on    Realized
Name                     Exercise (#)       ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
----                     ------------   ----------  -----------  -------------  -----------  -------------
Carl D. Perry                 --           --        1,200,000            0      $ 393,600        $ --

(1) Calculated on the basis of the average of the high-bid and low-ask prices of the Common Stock on December 31, 1999 of $0.328 per share, minus the exercise price.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee currently consists of Edwin Riddell and John Micek III.

Compensation Committee Report on Executive Compensation

         Compensation Policy. The Company's Compensation Policy as established by the Compensation Committee is that executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's shareholders. The Company's executive compensation program is designed to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and shareholder interests through the 1993 Plan and the 1996 Plan.

         Compensation of the Company's executive officers consists of two principal components: salary and long-term incentive compensation consisting of stock option grants.

         Salary. The base salaries for the Company's executive officers are reviewed annually and set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance as well as the Company's current financial condition and available cashflow to sustain operations.

         Long-term Incentive Compensation. The Company believes that option grants (i) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (ii) give executives a significant, long-term interest in the Company's success, and (iii) help retain key executives in a competitive market for executive talent.

         The Company's 1993 Plan and 1996 Plan authorize the Committee to grant stock options to employees and consultants, including executives. Currently, option grants will only be made under the 1996 Plan and will be made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Options granted to executive officers typically vest in equal monthly installments over a period of five years and expire either five or ten years from the date of grant. No stock options were granted to the Named Executive Officer during fiscal 1999.

         Compensation of Chief Executive Officer. In determining the compensation of Carl D. Perry, the Chief Executive Officer, the Board of Directors considered the expense to replace an executive of Mr. Perry's caliber. The Board therefore established a compensation package for 1999 consisting solely of an annual salary of $110,000. The Committee believes that the salary paid to Mr. Perry in 1999 was appropriate based on the financial condition of the Company.

         Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended July 31, 1999, no executive officer of the Company received in excess of $1 million in compensation from the Company, and for the five month period ending December 31, 1999, no executive officer will receive in excess of $1 million in compensation from the Company. The 1996 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million.

Submitted by the Compensation Committee:

         Edwin Riddell
         John J. Micek III

Stock Performance Graph

         The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's Small Capitalization 600 Index and an index of peer companies selected by the Company. A group of six other electric vehicle companies comprise the peer group index.(1)

         The period shown commences on August 1, 1993, and ends on December 31, 1999, the end of the Company's last fiscal year. The graph assumes an investment of $100 on August 1, 1993 and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                          TOTAL RETURN TO SHAREHOLDERS

                       AUGUST 1, 1993 TO DECEMBER 31, 1999


                               [Graphic Omitted]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                             Cumulative Total Return
                          ------------------------------------------------------
                            7/94     7/95     7/96      7/97      7/98      7/99

U.S. ELECTRICAR, INC.     100.00     4.16     4.89      1.54      0.84      1.99
PEER GROUP                100.00   119.54   104.29    107.78     68.59     67.93
S & P SMALLCAP 600        100.00   127.97   139.50    193.76    209.33    219.48


1) Companies included in the peer group index are Amerigon, Inc. (ARGNA), Electric Fuel Corp. (EFCX), Electrosource, Inc. (ELSI), Energy Conversion Devices, Inc. (ENER), Unique Mobility (UQM), and Valence Technology, Inc.
(VLNC).

Employment Agreements

         Carl D. Perry, Chief Executive Officer of the Company, has no employment agreement and is an "at will" employee with the Company.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission ("SEC"). Copies of these reports are also required to be delivered to the Company.

         The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during fiscal 1999, all Reporting Persons complied with all applicable filing requirements: EXCEPTIONS: (i) Anthony Rawlinson, Chairman of the Board, inadvertently missed a filing deadline for Form 5 for one transaction effected in July 1999; the required Form 5 has been filed; (ii) Malcom Currie, a Director, unintentionally missed a filing deadline for Form 3 that was due within ten days of his appointment as a Director in July 1999; the required Form 3 has been filed; (iii) John J. Micek, a Director, unintentionally missed a filing deadline for Form 3 that was due within ten days of his appointment as a Director in April 1999; the required Form 3 has been filed; and (iv) Directors and executive officers of the Company inadvertently missed a filing deadline for Form 5 that was due within forty-five days after the end of the Company's fiscal year, such reports were filed on February 15, 2000.

                              SHAREHOLDER PROPOSALS

         To be considered for presentation to the annual meeting of the Company's shareholders to be held in 2001, a shareholder proposal must be received by Carl D. Perry, Chief Executive Officer, U.S. Electricar, Inc., 19850 South Magellan Drive, Torrance, California, no later than February 28, 2001.

                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                           By Order of the Board of Directors,




                                           Carl D. Perry
                                           President and Chief Executive Officer

May 10, 2000
Torrance, California

                                    EXHIBIT A

                     FORM OF REVERSE STOCK SPLIT RESOLUTIONS

         One-for-twenty Reverse Stock Split.

         RESOLVED, that as soon as practicable following the Annual Meeting of Shareholders to be held on June 1, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to _____, 2000 effecting a reverse stock split of the Common Stock,
Article III of the Restated and Amended Certificate of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of Article III:

                  "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one
         (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/20th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

One-for-fifteen Reverse Stock Split.

         RESOLVED, that as soon as practicable following the Annual Meeting of Shareholders to be held on June 1, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to _____, 2000 effecting a reverse stock split of the Common Stock,
Article III of the Restated and Amended Certificate of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of Article III:

                  "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one
         (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/15th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

One-for-ten Reverse Stock Split.

         RESOLVED, that as soon as practicable following the Annual Meeting of Shareholders to be held on June 1, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to _____, 2000 effecting a reverse stock split of the Common Stock,
Article III of the Restated and Amended Certificate of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of Article III:

                  "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one
         (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/10th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

One-for-five Reverse Stock Split.

         RESOLVED, that, prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to ____________, 2000 effecting a reverse stock split of the Common Stock, Article III of the Restated and Amended Articles of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of
Article III:

         "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/5th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Articles of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.